Exhibit 99.2

Global Cooling, Inc. and Subsidiary

Consolidated Financial Statements

March 31, 2021 and 2020

(Unaudited)

TABLE OF CONTENTS

Consolidated Financial Statements (Unaudited):

Balance Sheets as of March 31, 2021 and December 31, 2020 (Unaudited)	1-2

Statements of Operations for the three months ended March 31, 2021 and 2020 (Unaudited)	3

Statements of Stockholders’ Equity (Deficit) for the three months ended March 31, 2021 and 2020 (Unaudited)	4

Statements of Cash Flows for the three months ended March 31, 2021 and 2020 (Unaudited)	5

Notes to the Consolidated Financial Statements (Unaudited)	6-17

Global Cooling, Inc. and Subsidiary

Consolidated Balance Sheet (Unaudited)

March 31, 2021 and December 31, 2020

	March 31,	December 31,
	2021	2020
Assets

Current assets:
Cash and cash equivalents	$45,719	237,705
Accounts receivable, trade, net	7,540,313	6,027,323
Receivables, other	55,424	65,424
Notes receivable - related party	374,000	-
Inventory, net	13,147,430	8,529,294
Prepaid expenses	172,306	212,667

Total current assets	21,335,192	15,072,413

Property and equipment:
Machinery	2,813,437	2,771,582
Furniture and equipment	555,276	555,276
Computers and equipment	687,049	683,591
Leasehold improvements	665,652	665,652
Construction in progress	518,714	394,290
	5,240,128	5,070,391
Less accumulated depreciation	1,648,733	1,504,688

Total property and equipment	3,591,395	3,565,703

Other assets:
Deposits	3,700	3,700
Other assets	3,084	3,496
Notes receiavble - related party	-	374,000

Total other assets	6,784	381,196

Total assets	$24,933,371	19,019,312

See accompanying notes to the unaudited consolidated financial statements

Global Cooling, Inc. and Subsidiary

Consolidated Balance Sheet (Unaudited) (continued)

March 31, 2021 and December 31, 2020

	March 31,	December 31,
	2021	2020
Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Line of credit	$3,428,491	757,562
Accounts payable - trade	10,004,533	7,393,945
Customer advances	2,647,471	2,479,658
Accrued compensation	1,231,717	924,104
Other accrued expenses	3,302,365	3,560,091
Long-term debt, current portion	262,500	758,750
Capital lease obligations, current portion	29,324	28,826

Total current liabilities	20,906,401	15,902,936

Long-term liabilities:
Deferred rent	121,102	116,415
Capital lease obligations, less current portion	87,947	95,467
Convertible promissory notes payable	1,500,000	1,500,000
Long-term debt, less current portion	4,129,087	3,545,236

Total long-term liabilities	5,838,136	5,257,118

Stockholders' equity:
Preferred stock - Series A, 100,000 shares authorized and 83,030 outstanding, par value $40, with liquidation preferences of $5,005,129 and $4,947,008, respectively	3,321,200	3,321,200
Preferred stock - Series B, 60,0000 shares authorized and 59,999 outstanding, par value $.01, with liquidation preferences of $8,473,806 and $8,345,693, respectively	600	600
Common stock - 600,000 shares authorized and 297,094 and 296,719 oustanding, respectively, par $.01	2,971	2,967
Additional paid-in-capital	22,433,902	22,165,623
Accumulated other comprehensive income, net of tax	(116,856)	(114,441)
Retained deficit	(27,686,433)	(27,789,316)
	(2,044,616)	(2,413,367)
Non-controlling interest	233,450	272,625

Total stockholders' equity (deficit)	(1,811,166)	(2,140,742)

Total liabilities and stockholders' equity (deficit)	$24,933,371	19,019,312

See accompanying notes to the unaudited consolidated financial statements

Global Cooling, Inc. and Subsidiary

Consolidated Statement of Operations (Unaudited)

Three months ended March 31, 2021 and 2020

	2021	2020

Sales, net of discounts and allowances	$18,463,487	6,842,071

Cost of sales	13,624,018	5,813,532

Gross profit	4,839,469	1,028,539

General and administrative expenses	4,318,230	3,226,219

Income from operations	521,239	(2,197,680)

Other income (expense):
Other expense	(826)	-
Interest income	4,757	5,127
Interest expense	(275,228)	(131,522)

	(271,297)	(126,395)

Net income (loss)	249,942	(2,324,075)

Other comprehensive income (loss) -
Income (loss) on foreign currency translation	(2,415)	21

Total comprehensive income (loss)	$247,527	(2,324,054)

See accompanying notes to the unaudited consolidated financial statements

Global Cooling, Inc. and Subsidiary

Consolidated Statement of Stockholders’ Equity (Unaudited)

Three months ended March 31, 2021 and 2020

				Accumulated
			Additional	Other		Non-
	Preferred	Common	Paid-In	Comprehensive	Retained	Controlling
	Stock	Stock	Capital	Loss	Deficit	Interest	Total

Balance as of January 1, 2020	$3,296,840	2,960	21,408,435	(122,833)	(22,099,133)	272,625	2,758,894

Stock-based compensation on options	-	-	30,015	-	-	-	30,015

Warrant exercises	24,960	-	-	-	-	-	24,960

Accrued dividends on preferred stock	-	-	128,114	-	(128,114)	-	-

Gain on foreign currency translation	-	-	-	21	-	-	21

Net Loss	-	-	-	-	(2,324,075)	-	(2,324,075)

Balance as of March 31, 2020	3,321,800	2,960	21,566,564	(122,812)	(24,551,322)	272,625	489,815

Balance as of January 1, 2021	3,321,800	2,967	22,165,623	(114,441)	(27,789,316)	272,625	(2,140,742)

Stock-based compensation on options	-	-	58,160	-	-	-	58,160

Stock options and warrant exercises	-	4	23,885	-	-	-	23,889

Accrued dividends on preferred stock	-	-	186,234	-	(147,059)	(39,175)	-

Loss on foreign currency translation	-	-	-	(2,415)	-	-	(2,415)

Net Income	-	-	-	-	249,942	-	249,942

Balance as of March 31, 2021	$3,321,800	2,971	22,433,902	(116,856)	(27,686,433)	233,450	(1,811,166)

See accompanying notes to the unaudited consolidated financial statements

Global Cooling, Inc. and Subsidiary

Consolidated Statement of Cash Flows (Unaudited)

Three months ended March 31, 2021 and 2020

	2021	2020

Cash flows from operating activities:
Net Income (loss)	$249,942	$(2,324,075)
Adjustments to reconcile net income to net cash flows used in operating activities:
Depreciation	144,044	151,187
Bad debt expense	(853)	5,098
Provision for obsolete inventory	119,426	49,856
Deferred rent	4,687	10,328
Stock-based compensation on options	58,160	30,015
Amortization of debt cost	38,904	6,037
Effects of changes in operating assets and liabilities:
Accounts receivable	(1,512,137)	86,154
Other receivable	10,000	7,626
Inventory, net	(4,737,562)	1,338,208
Prepaid expenses	40,361	37,916
Accounts payable - trade	2,610,588	(785,144)
Other assets	412	-
Customer advances	167,813	-
Other accrued expenses	(257,726)	(105,934)
Accrued compensation	307,613	(224,120)

Net cash flows used in operating activities	(2,756,328)	(1,716,848)

Net cash flows from investing activities:
Purchase of property and equipment	(169,736)	(62,986)

Cash flows from financing activities:
Payments on capital lease obligations	(7,022)	(4,336)
Borrowings on line of credit	2,670,929	725,000
Proceeds from notes payable	62,697	-
Payments of debt issuance cost	(14,000)	-
Stock options and warrant exercises	23,889	24,960

Net cash flows from financing activities	2,736,493	745,624

Foreign currency translation adjustment	(2,415)	21

Decrease in cash	(191,986)	(1,034,189)

Cash and cash equivalents, beginning of year	237,705	3,197,164

Cash and cash equivalents, end of year	$45,719	$2,162,975

See accompanying notes to the unaudited consolidated financial statements

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The following accounting principles and practices of Global Cooling, Inc. and Subsidiary (collectively, the Company) are set forth to facilitate the understanding of data presented in the consolidated financial statements.

Nature of operations

Global Cooling, Inc. is engaged primarily in the manufacturing and retail sales of environmentally friendly, ultra-low temperature freezers, which are currently used worldwide by life science, pharmaceutical, biomedical/clinical, and biotechnology customers. The Company also provides parts, maintenance, and repair services for the products it sells.

Global Cooling B.V. (GCBV), a Dutch Company, is a licensing company. GCBV licenses various intellectual properties to manufacturers worldwide. In 2008, Global Cooling, Inc. became a majority owner in GCBV.

Principles of consolidation

The consolidated financial statements include the accounts of Global Cooling, Inc. and GCBV. All inter-company balances and transactions have been eliminated in consolidation.

Basis of accounting

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Revenue recognition

The Company derives its revenues primarily from the sale of manufactured freezers. Revenues are recognized when control of these products are transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products and services. Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Shipping and freight cost charged to customers are reported within revenue. Incidental items that are immaterial in the context of the contract are recognized as expense. The Company does not have any significant financing components as payment is received at or shortly after the point of sale. Costs incurred to obtain a contract will be expensed as incurred when the amortization period is less than a year.

Revenue from performance obligations satisfied at a point in time consists of the sale of manufactured freezers. For performance obligations related to the sale of manufactured freezers, control transfers to the customer at a point in time. The Company’s principal terms of sale are FOB Shipping Point and FOB Destination and the Company transfers control and records revenue for product sales either upon shipment or delivery to the customer, respectively.

The nature of the Company’s business gives rise to variable consideration, including allowances and returns that generally decrease the transaction price which reduces revenue. These variable amounts are generally credited to the customer, based on product returns or price concessions, and based upon the most likely amount that is expected to be earned. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are made based upon historical experience and known trends.

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Shipping and freight cost

Shipping and freight costs incurred by the Company are included in cost of sales.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

Accounts receivable

The Company records accounts receivable when the control of the product is transferred to the customer and amounts are stated at the amount billed to the customer net of any allowance for doubtful accounts, as needed. Management provides for probable uncollectible amounts through a charge to bad debt expense in the consolidated statements of operations and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that remain outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to receivables. Management has recorded an allowance for doubtful accounts of $77,831 and $853 as of March 31, 2021 and December 31, 2020, respectively.

Inventory

Inventory is valued at the lower of cost or net realizable value using the standard cost method, which approximates the first-in, first-out (“FIFO”) method. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in determining net realizable value and a reserve for obsolescence is recognized if necessary. Cost includes material, labor and applicable manufacturing overhead.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated remaining useful lives of the corresponding assets, which ranges from three to thirty-nine years. Expenditures for repairs or renewal and betterments that extend the useful lives of property and equipment are capitalized. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Warranty reserve

The Company accrues an estimate of its exposure to warranty claims based on current and historical product sales data and warranty cost incurred, which in management’s judgment, is adequate to absorb potential claims. Because of the inherent uncertainties in estimating warranty costs, it is at least reasonably possible that the estimate used will change within the near-term.

Advertising costs

The Company expenses advertising costs as incurred. Advertising expenses of $107,105 and $188,845 were recognized for the three months ended March 31, 2021 and March 31, 2020, respectively.

Translation of foreign currencies

The current assets and liabilities of GCBV are translated at year end exchange rates, capital transactions are translated based on the historical exchange rate, and revenues and expenses are translated at average rates. Translation adjustments are reported as a separate component of stockholders’ equity.

Other comprehensive income

Comprehensive income is the total of net income plus gains and losses on foreign currency translation adjustments. Accumulated other comprehensive income consisting of accumulated foreign currency gains and losses, is reported in stockholder equity, net of tax.

Income taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

2.	INVENTORY:

Inventory consists of the following:

	March 31,	December 31,
	2021	2020

Raw material	$8,384,838	6,318,162
Work in process	2,836,792	1,475,730
Finished goods	1,925,800	735,402

	$13,147,430	8,529,294

3.	INCOME TAXES

The income tax provision (benefit) consisted of the following for the three months ended March 31, 2021 and 2020:

	2021	2020
Deferred federal tax expense	$78,096	467,024
Change in valuation allowance	(78,096)	(467,024)

Total income tax provision (benefit)	$-	-

The components of the deferred tax asset is as follows:

	March 31,	December 31,
	2021	2020
Deferred tax assets:
Deferred tax assets	$5,098,425	5,176,521
Deferred tax liabilities	(3,464)	(3,464)
Valuation allowance	(5,094,961)	(5,173,057)

Net deferred tax assets	$-	-

Deferred tax assets are attributable to changes in certain valuation allowances, accrued expenses, and net operating loss carryforward. Deferred tax liabilities result from excess accumulated tax depreciation over book depreciation and differences in losses on assets disposed. Permanent differences result from deductions for life insurance, options compensation, and 50% of meals. The deferred tax assets include a federal net operating loss carryforward of $21,464,789 as of March 31, 2021. If not utilized, federal net operating loss carryforwards of $10,700,638 will expire between 2030 and 2037. Net operating loss carryforwards of $10,764,151 are available indefinitely. Certain changes in the Company’s ownership, which may result in limitations on the amount of loss carry forwards that can be utilized to offset future taxable income.

4.	LINE OF CREDIT:

Effective December 16, 2020, the Company maintains a line of credit with a bank which expires in June 2023. The outstanding balance bears interest at a floating rate equal the 3 month LIBOR rate plus 5.50%. The maximum allowed on the line of credit is $5,000,000. The line is secured by all the assets of the Company. The Company’s credit agreement with the bank contains certain restrictions and covenants. The Company must maintain a minimum level of availability on the line of credit. The covenants have been met by the Company as of March 31, 2021.

5.	CONVERTIBLE PROMISSORY NOTES:

In 2020, the Company issued $1,500,000 of convertible promissory notes. The notes are subordinated to all other debts. The promissory notes and accrued interest automatically convert to shares in connection with a qualified financing or non-qualified financing event as defined in the debt agreements. The principal balance and accrued interest will convert at a discounted stock price. However, the discount is contingent upon an event that was not reasonably predictable at the time of debt issuance so no beneficial interest related to the discounted conversion price was recorded. The notes accrue interest at a rate of 8% per year. If a qualified financing or non-qualified financing is not completed by July 15, 2022, the maturity date of the notes, the Company will repay the investor’s total debt outstanding and accrued interest. As of March 31, 2021 the outstanding principal totaled $1,500,000 and accrued interest totaled $85,000. As of December 31, 2021 the outstanding principal totaled $1,500,000 and accrued interest totaled $55,000.

6.	LONG-TERM DEBT:

Long-term debt consists of the following:

	March 31,	December 31,
	2021	2020
Note payable to Enhanced Capital Ohio Rural Fund, LLC, interest only payable monthly, beginning November 2019 through May 2021, at an interest rate of LIBOR (.019% as of March 31, 2021) plus 6.5%. Beginning June 1, 2021 payments of quarterly principal payments of $43,750 plus accrued interest are due through November 2021. Beginning December 1, 2021 payments of quarterly principal payments of $87,500 plus accrued interest are due, with a final balloon payment due September 7, 2023. The note is secured by substantially all assets of the Company.	$1,750,000	1,750,000

Note payable to Advantage, interest only payable monthly, beginning March 31, 2021 through December 18, 2027, at an interest rate of LIBOR (0.19% as of March 31, 2021) + 6.50%. On July 17, 2023, a principal payment of $300,000 is due. On July 17, 2024, a principal payment of $1,400,000 is due. On December 18, 2027 a balloon payment of the remaining principal is due. The note is secured by substantially all the assets of the Company.	2,812,697	2,750,000

	4,562,697	4,500,000

Unamortized debt discount and debt issuance costs	(171,110)	(196,014)

	4,391,587	4,303,986

Less current portion	262,500	758,750

	$4,129,087	3,545,236

Aggregate maturities of long-term debt (including convertible promissory notes described in Note 5) for the next five years and thereafter are as follows:

Twelve Months Ending March 31:
2022	$262,500
2023	1,850,000
2024	1,437,500
2025	1,400,000
2026	-
Thereafter	1,112,697

$6,062,697

The Company must maintain a certain fixed coverage ratio and certain levels of EBITDA. These requirements were met as of March 31, 2021.

7.	WARRANTY RESERVE:

The warranty liability is included in other accrued expenses in the accompanying consolidated balance sheet. Changes in the Company’s warranty liability were as follows:

	March 31,	December 31,
	2021	2020

Warranty accrual, beginning of year	$575,479	437,410
Additions to warranty accrual	1,122,955	2,465,334
Actual warranty expenditures	(1,002,966)	(2,327,265)

Warranty accrual, end of year	$695,468	575,479

8.	STOCK OPTION PLAN:

The Company maintains the Global Cooling, Inc. Stock Option Plan (the Plan) to further the long-term growth of the Company by offering competitive incentive compensation to key employees, non-employee directors and consultants of the Company. Options are granted at an exercise price that is at least equal to the fair value of the shares at the date of the grant. Under the terms of the Plan, the Company is authorized to grant incentive and nonqualified stock options as defined under the Internal Revenue Code. The Plan is administered by the Board of Directors (the Board). The Board selects the individuals to whom options will be granted and determines the option exercise price and other terms of each award, subject to the provisions of the Plan. Options vest ratably over the required service period. Options granted under the Plan will expire no later than the tenth anniversary of the grant date.

The total number of awards available for grant under the Plan represents 140,000 shares of the Company’s common stock as of March 31, 2021 and December 31, 2020. At March 31, 2021, there were 79,075 options outstanding for this Plan, 35,449 options that have been exercised and 25,476 remaining shares available for grant under the Plan. At December 31, 2020, there were 79,450 options outstanding for this Plan, 35,074 options that have been exercised and 25,476 remaining shares available for grant under the Plan

The fair values of the options granted to each employee were estimated on the date of the grant using the Black-Scholes-Merton option pricing model that uses the assumptions concerning expected volatility, expected term, and the expected risk-free rate of return. Expected volatility was estimated by management using similar public company data. The expected term of options granted is stated in the contract. Risk-free rates of return are yields for constant maturity U.S. Treasury Notes maturing approximately at the end of the option life.

The weighted average remaining contractual life of options outstanding at March 31, 2021 and December 31, 2020 was approximately two years.

A summary of the status of the Plan as of December 31, 2020 and changes during the year then ended were as follows:

		Weighted
		Average
	Options	Exercise Price
Outstanding at January 31, 2020	57,521	$79.36
Granted	37,100	$38.65
Exercised	(750)	$52.10
Forfeited	(14,421)	$17.27
Outstanding at December 31, 2020	79,450	$62.08

Options exercisable at December 31, 2020	31,780	$74.69

A summary of the status of the Plan as of March 31, 2021 and changes during the three months then ended were as follows:

		Weighted
		Average
	Options	Exercise Price
Outstanding at December 31, 2020	79,450	$57.46
Exercised	(375)	$39.50
Outstanding at March 31, 2021	79,075	$62.19

Options exercisable at March 31, 2021	38,387	$70.41

As of March 31, 2021 and December 31, 2020, there were total unrecognized compensation costs related to non-vested options granted under this plan of approximately $296,587 and $355,117, respectively. The costs are expected to be recognized as the options vest. The stock-based compensation on options that has been recognized for this plan was $58,160 and $30,015 for the three months ended March 31, 2021 and March 30, 2020, respectively.

9.	PREFERRED STOCK

At March 31, 2021, the Company was authorized to issue up to 100,000 shares of Series A convertible preferred stock (Series A) with a par value of $40. The Company was authorized to issue up to 60,000 shares of Series B convertible preferred stock (Series B) with a par value of $.01.

The holders of Series A and Series B have various rights and preferences as follows:

Relative ranking

Series B shall rank senior to the Series A and the common stock with respect to the payment of dividends, if any, and redemption and upon liquidation, dissolution or winding up the Corporation. Series A shall rank senior to the Common Stock with respect to the payment of dividends, if any, and redemption and upon liquidation, dissolution or winding up the Corporation.

Voting

Each share of Series A and B has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock.

Dividends

Dividends accrue at the per annum rate of 7% of the original issue price compounded annually for both Series A and Series B. Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative. All accrued and unpaid cumulative dividends shall be paid before any dividends or other distribution is made to common stockholders. In addition, Series A and Series B are entitled to receive dividends in an amount equal to any cash dividend or distribution paid to common stockholders, when and if declared by the board of directors, based on the number of shares of common stock held on an as-if converted basis, or at a stated rate per share for dividends paid on any class or Series that is not convertible to common stock.

At March 31, 2021 and December 31, 2020, the cumulative and unpaid dividends related to the Series A were $1,683,929 or $20.28 per share and $1,625,808 or $19.58, respectively. At March 31, 2021 and December 31, 2020, the cumulative and unpaid dividends related to the Series B were $1,153,023 or $19.22 per share and $1,024,910 or $17.08 per share. There is a class of preferred shares issued by the consolidated foreign subsidiary that are owned by non-controlling investors. Upon liquidation those investors would be entitled to their original investment and accumulated and unpaid dividends. At March 31, 2021 and December 31, 2020, the original investments and accumulated and unpaid dividends related to the preferred shares issued to the non-controlling investors were $233,450 and $272,625.

The cumulative and unpaid dividends are included in additional paid-in capital on the consolidated balance sheets until the dividends are declared for payment.

Conversion

Each share of preferred stock Series A and Series B is convertible, at the option of the holder, at any time, into shares of common stock based on the then effective conversion rate. The effective conversion rate is determined by dividing the original issue price by the conversion price. The conversion price is adjustable for certain diluting issuances or equity instruments. Applying the effective conversion rate at March 31, 2021, preferred stock is convertible into common shares on a share-for-share basis.

All outstanding shares of preferred stock shall automatically be converted into shares of common stock using the effective conversion rate upon the earlier of the closing of an initial public offering of the Company’s common stock in which the per share price is $200 (subject to appropriate adjustment in the event of a stock dividend, stock split, combination or other similar recapitalization with respect to common stock) and the gross proceeds to the Company are at least $25,000,000, or the vote or written consent of the holders of the outstanding Series A and Series B.

Liquidation

In the event of any dissolution, deemed liquidation or winding up of the Company, the Series A and Series B shall be entitled to receive liquidating distributions, before any distribution is made to common stockholders. The holders of shares of Series A and Series B then outstanding shall be entitled to receive an amount per share equal to the original issue price, plus any accrued but unpaid Series A and Series B dividends. If the distributable assets are insufficient to pay the holders of Series A and Series B in full, a pro rata distribution of the assets shall be made to the Series A, only after Series B has been paid in full.

After payment of the full Series A and Series B liquidation preference the preferred stockholders shall be entitled to participate on an as-if converted basis with the holders of the common shares as a single class in the distribution of the remaining assets of the Company.

Put Right

At any time following the five year anniversary of the first sale of Series B, a majority of the holders of preferred stock may elect to have some or all of their outstanding preferred shares redeemed by the Company at the greater of the Series A original issue price per share plus all declared but unpaid dividends or the fair market value of the shares. Management has determined the put right is not a mandatory redemption, and therefore, the preferred shares are classified as equity.

10.	COMMON STOCK WARRANTS

Detachable common stock warrants were issued in conjunction with a note payable issued in 2018. The warrants are fully vested and have a term of ten years. Each common stock warrant can be redeemed for one share of common stock at an exercise price of $76.30 per share. The fair value of the warrants was insignificant, so no additional paid in capital and debt discount were recorded. The total warrants of 459 were exercisable during the year ended December 31, 2018.

11.	COMMON STOCK:

At March 31, 2021, the Company was authorized to issue up to 600,000 shares of common stock, with a par value of $0.01, and the following shares of common stock are reserved for issuance:

Exercise of stock options and other awards under equity plan	79,075
Exercise of warrants issued	459

Total shares reserved and authorized, but not issued	79,534

Total shares issued	297,094

Total shares committed	376,628

12.	RETIREMENT PLAN:

The Company elected a Safe Harbor Profit Sharing Plan available to eligible employees, as defined by the plan document. Participating employees may elect to contribute a portion of their compensation, up to the maximum amount allowed by the Internal Revenue Service. The Company made safe harbor contributions of 100% of the first 3% and 50% of the next 2% of participating employees’ eligible deferrals. The Company may make additional discretionary contributions to the Plan on behalf of the eligible employees. Employer safe harbor contributions of $87,400 and $59,535 were made for the three months ended March 31, 2021 and 2020, respectively. No discretionary contributions were made by the Company for the three months ended March 31, 2021 and March 31, 2020, respectively.

13.	OPERATING LEASES:

The Company leases equipment and various warehouse, office, and operating facility space under operating leases with terms expiring in various years through March 2028. The following is a schedule by years of future minimum rentals under the leases at March 31, 2021:

Twelve Months Ending March 31:

2022	$312,854
2023	320,859
2024	332,859
2025	331,469
2026	340,202
Thereafter	427,050

$2,065,293

The operating facility lease provides for escalating lease payments. The Company accrued the rent associated with the escalating payments and is amortizing the accrual ratably over the remainder of the lease. Rental expense for the three months ended March 31, 2021 and 2020 approximated $124,000 and 111,800, respectively.

14.	CAPITAL LEASES:

The Company has acquired certain office equipment and equipment under capital leases. The leases expire at various dates through November 2025. As of March 31, 2021, the equipment and related accumulated amortization recorded under the capital lease that was included in the accompanying balance sheet is as follows:

	March 31,	December 31,
	2021	2020

Machinery and equipment	$150,458	150,458
Less accumulated depreciation	(47,369)	(39,846)

	$103,089	110,612

Minimum future lease payments under the capital leases remaining at March 31, 2021 are as follows:

Twelve Months Ending March 31:
2022	$36,122
2023	36,122
2024	36,122
2025	16,716
2026	7,337

Total minimum payments	$132,419
Less amounts representing imputed interest (5.25% - 6.7%)	15,148

Present value of minimum lease payments	117,271

Less current portion	29,324

$87,947

Amortization of assets held under the capital lease is included in depreciation expense.

15.	CONCENTRATIONS:

Global Cooling, Inc. maintains its cash balances in two financial institutions. Deposits in interest-bearing and non-interest-bearing accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per institution. From time to time, the Company may have balances that exceed the insured limit but has not experienced any losses. Global Cooling B.V. maintains its cash balances at an international financial institution. Cash balances are insured by the Deposit Guarantee and Investor Compensation Act up to $100,000 per institution. The Company has not experienced any such losses and believes it is not exposed to any significant credit risk.

For the three months ended March 31, 2021, the Company had sales to two customers that made up 54% of the total sales and 41% of total receivables, respectively. For the three months ended March 30, 2020, the Company had sales to two customers that made up 62% of the total sales and 41% of total receivables, respectively. Customer balances are continually monitored to minimize the risk of loss.

16.	SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid during the three months ended March 31, 2021 and 2020 for interest amounted to $175,122 and $131,522, respectively.

On February 12, 2021, the Company refinanced the note payable with Advantage Capital in the amount of $2,750,000 with the issuance of a new note payable in the amount of $2,750,000.

17.	RISK AND UNCERTAINTIES:

An outbreak of a novel strain of coronavirus (the coronavirus pandemic) has disrupted supply chains and affected production and sales across a range of industries. The extent of the impact of the coronavirus pandemic on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak. Impact of the customers, employees, and vendors cannot be predicted, and the extent to which the coronavirus pandemic may impact the Company’s financial condition or results of the operations remains uncertain at this time.

18.	SETTLEMENT OF LITIGATION:

In 2019, the Company filed a complaint against a former supplier for violations of an established contract. The supplier also made counterclaims against the Company. The parties to this litigation agreed to negotiate a settlement through mediation based on the terms of the agreement which was concluded on September 15, 2020. As a result of the mediation, all claims and counterclaims have been terminated. In 2020, the Company recorded a liability and litigation expense related to the settlement of this litigation. The terms of the agreement required the Company to pay $900,000 on or before September 15, 2020 and $400,000 on or before October 15, 2020. The remaining balance is to be paid by the Company monthly at a rate of $600 per qualifying freezer, as defined in the settlement agreement, shipped to a customer. Upon payment of $1,000,000 the rate per qualifying freezer will be reduced to $300. Any settlement sum not paid within 42 months of the agreement is due in full to the supplier. As of March 31, 2021 the remaining liability to be paid was $2,091,600.

19.	SUBSEQUENT EVENTS:

The accompanying consolidated financial statements consider events through July 7, 2021, the date on which the consolidated financial statements were available to be issued.

During 2020, the Company entered into negotiations with a third-party that would result in the sale of Global Cooling, Inc. On March 19, 2021 the Board voted to approve the sale of the Company pending final approval of the stockholders. The final vote by the stockholders occurred on May 3, 2021 at which time the sale was approved. Management has made no changes on the reporting value of the assets or liabilities that may occur as a result of the change in control in the preparation of the financial statements.

Upon the closing of the sale on May 3, 2021, the non-vested options described in Note 8 became vested and were exercised and the convertible notes described in Note 5 and all cumulative and unpaid dividends described in Note 9 were converted to shares of Company stock. All Company outstanding shares were exchanged for shares of the acquiring Company.

On June 30, 2021, the Company entered into an agreement to settle the remaining litigation settlement liability detailed in Note 18 of $1,705,200 for a discounted amount of $1,530,000, resulting in a gain on litigation settlement of $175,200.